UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2022
_________________________
GoHealth, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 West Huron St.		60654
Chicago,	Illinois
(Address of principal executive offices)		(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 25, 2022, GoHealth, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the closing bid price of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), for the last 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Global Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

The Notice has no immediate effect on the listing of the Company’s Common Stock on Nasdaq. Pursuant to the Nasdaq Listing Rules, the Company has been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to November 21, 2022.

If the Company does not regain compliance by November 21, 2022, the Company may be eligible for an additional 180 calendar day compliance period. If the Company does not regain compliance within the compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting.

The Company intends to monitor the closing bid price of the Company’s Common Stock and consider its available options to resolve the noncompliance with the Minimum Bid Price Requirement, including, subject to approval of the Company’s board of directors (the “Board”) and stockholders, implementing a reverse stock split. There can be no assurance that a reverse stock split would be approved or would result in a sustained higher stock price that would allow the Company to meet the Minimum Bid Price Requirement.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 25, 2022, the Board of the Company appointed David Fisher as a Class I director to fill the vacancy created by Helene D. Gayle, who resigned from the Board, in each case effective as of May 25, 2022. Ms. Gayle’s resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Fisher will serve with a term expiring at the Company’s annual meeting of stockholders to be held in 2024, and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. In addition, Mr. Fisher was appointed to the Audit Committee of the Board and will serve as its chair, effective immediately. Mr. Fisher’s position on the Audit Committee will result in three independent directors serving on such committee in accordance with NASDAQ requirements. Mr. Fisher was appointed to the Board as the “independent” designee of NVX Holdings, Inc. pursuant to the terms of the Stockholders Agreement dated July 15, 2020, by and among the Company and the persons and entities listed on the schedules attached thereto. As a non-employee director and pursuant to the Company’s Non-Employee Director Compensation Policy, Mr. Fisher will receive an annual retainer of $150,000 for service on the Board, and an annual award of restricted stock units that have an aggregate fair value on the date of grant of $250,000, which shall vest and become exercisable in four equal installments on the first four quarterly anniversaries of the date of grant, subject to Mr. Fisher’s continued service on the Board through the applicable vesting date. In connection with his appointment, the Company and Mr. Fisher have entered into the Company’s standard indemnification agreement for directors. There are no transactions between the Company and Mr. Fisher that would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 25, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 273,014,829 shares of the Company’s Class A and Class B common stock (collectively, “Common Stock”) were present in person or represented by proxy at the Annual Meeting, representing approximately 86% percent of the Company’s outstanding Common Stock as of the March 30, 2022 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which was described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2022.

Item 1 — Election of three Class II directors for a term of office expiring on the date of the annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Brandon Cruz	222,041,640	21,288,684	29,684,505
Joseph Flanagan	230,198,977	13,131,347	29,684,505
Miriam Tawil	229,775,359	13,554,965	29,684,505

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
271,895,457	914,993	204,379	0

Item 3 — Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Votes for 1 YEAR	Votes for 2 YEARS	Votes for 3 YEARS	Votes ABSTAINED	Broker Non-Votes
243,086,651	94,469	40,738	108,466	29,684,505

Item 4 — Approval of the amendment to the Company’s 2020 Incentive Award Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
218,789,809	24,379,119	161,396	29,684,505

Based on the foregoing votes, Brandon Cruz, Joseph Flanagan, and Miriam Tawil were elected as Class II directors, Items 2 and 4 were approved, and the Company’s stockholders recommended that future stockholder advisory votes on the compensation of the Company’s named executive officers be held every year. Based on the foregoing voting results and consistent with the Board of Directors’ recommendation, the Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year until the next advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers is submitted to the stockholders or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOHEALTH, INC.

Date:	May 27, 2022	By:	/s/ Brian Farley
Brian Farley Chief Legal Officer